Exhibit 10.11

*STATE OF TEXAS

*KNOW ALL MEN BY THESE PRESENTS

*COUNTY OF DALLAS

THIS FIRST AMENDMENT TO LEASE AGREEMENT is made and entered into by and between PARKWAY POINT JOINT VENTURE (“LESSOR”) and MATHSTAR, INC. (“LESSEE”).

W I T N E S S E T H

WHEREAS, on or about September 4, 2003, Lessor and Lesee entered into that certain Lease Agreement (the “Lease”) pertaining to approximately 3,525 square feet of space (the “Leased Premises”) the Leased Premises being located at 701 E. Plano Parkway, Suite 110, Plano, Texas 75074 (Property); and

WHEREAS, the parties hereto desire to amend the Lease upon the terms and conditions set forth below:

NOW THEREFORE, For Ten and no/l00 dollars ($10.00) in hand paid to each and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to amend the Lease as follows:

1.               The Lease Term shall be extended to January 31, 2006.

2.               The Base Rent per paragraph 1.04 will remain at $2,790.63 per month.

3.               Lessee accepts the Demised Premises in an “As-Is” condition.

4.               Notwithstanding anything to the contrary in paragraph 1 above, Lessor may elect to terminate this Lease at any time after November 30, 2005, by giving Lessee no less than fifteen (15) days written notice. Lessee agrees to vacate the Leased Premises in a timely manner and return the Leased Premises to Lessor in accordance with the terms and conditions of the Lease.

5.               Except as modified herein, the Lease remains in full force and effect.

Executed this 22nd day of July, 2005.

PARKWAY POINT JOINT VENTURE

BY:	/s/ Roy H. Greenberg
Roy H. Greenberg, Board Member

MATHSTAR, INC.

BY:	/s/ James W. Cruckshank

TITLE:	Chief Financial Officer